Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Precision Optics Corporation, Inc. on Amendment No. 1 to the Form S-1 of our report dated September 28, 2021, relating to the consolidated financial statements of Precision Optics Corporation, Inc. and subsidiaries for the year ended June 30, 2021 included in the Company’s Annual Report on 10-K for the year ended June 30, 2021.

/s/ Stowe & Degon LLC

February 7, 2022

Westborough, Massachusetts